EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-146874 and No. 333-152684) on Form S-8 of Digital Ally, Inc. of our report dated March 22, 2010, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Digital Ally, Inc. for the year ended December 31, 2009.

Kansas City, Missouri
March 22, 2010